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                                                                    EXHIBIT 21.1

                           PACIFIC CREST CAPITAL, INC.

                         SUBSIDIARIES OF THE REGISTRANT


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

    Name                         State of Incorporation              Type
    ----                         ----------------------              ----
    Pacific Crest Bank                     California                California State Commercial Bank
    PCC Capital I                          Delaware                  Statutory Business Trust
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